EXHIBIT 10C

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT. THIS DEBENTURE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED BY ARTICLE FOUR HEREOF.

No.___	$

ROWAN COMPANIES, INC.
SERIES __ FLOATING RATE SUBORDINATED CONVERTIBLE DEBENTURE
DUE 200__

     ROWAN COMPANIES, INC, a Delaware corporation (the “Company”), for value received, hereby promises to pay to            or permitted and registered assigns, the principal sum of           and No/100 Dollars ($ ) on      , 200 , in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof as hereinafter provided interest in the amount determined as provided in the following paragraph, in like coin or currency, from the date hereof quarterly on each Interest Payment Date (as defined below), until payment of such principal sum has been made. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Debenture is registered at the close of business of the business day next preceding such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name this Debenture is registered at the close of business of the business day next preceding the date of payment of such defaulted interest. The term “Interest Payment Date” shall mean March 31, June 30, September 30 and December 31 of each year unless such day is not a business day, in which case it shall mean the immediately succeeding business day. The term “business day” shall mean any day which is not a Saturday or a Sunday or which in the City of Houston or in the City of New York is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close. The period beginning on and including the date hereof and ending on and excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on and excluding the next succeeding Interest Payment Date are each herein called an “Interest Period.” Payment of the principal and interest on this Debenture will be made at the offices of the Company in Houston, Texas or by wire transfer of Federal Funds to an account designated in writing by the holder hereof at such commercial bank as may be designated by the holder hereof upon thirty (30) days’ advance written notice given to the Company.

     The interest rate (the “Interest Rate”) for the first Interest Period shall be the per annum interest rate announced publicly by Citibank, N.A. in New York, New York from time to time as its base rate (the “Base Rate”) as such Base Rate is in effect on the date hereof, plus 1/2% per annum and thereafter the Interest Rate for each subsequent Interest Period shall be the Base Rate as such Base Rate is in effect on the Second business day prior to the first day of each such Interest Period, plus 1/2% per annum.

     The amount of interest payable on this Debenture for each Interest Period is computed by multiplying the decimal equivalent of the applicable Interest Rate for such Interest Period by the actual number of days in such Interest Period, dividing by 360 and multiplying the resulting quotient by the principal amount of this Debenture. Such product shall be rounded to the nearest cent (half a cent being rounded upward).

ARTICLE ONE
ISSUANCE

     1.01 Issuance. This Debenture is one of a duly authorized issue of Debentures of the Company designated as its “Series Floating Rate Subordinated Convertible Debentures due 200 ” (the “Debentures”) and is issued pursuant to the terms and provisions of the Rowan Companies, Inc. 1998 Convertible Debenture Incentive Plan, as amended from time to time (the “Plan”). All of the Debentures and the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the holders of the Debentures are subject to the terms and conditions hereof and of the Plan and each holder of this Debenture, by accepting the same, agrees to and shall be bound by all such terms and conditions. The words “holder” or “holders” as used in this Debenture mean the registered holder or holders of this Debenture. In the event of a conflict between the terms of this Debenture and the terms of the Plan, the terms of the Plan shall govern. The issuance of this Debenture is governed by the provisions of that certain Subscription Agreement dated of even dated herewith between the Company and certain Purchasers (the “Subscription Agreement”).

ARTICLE TWO
DENOMINATIONS; REGISTERED HOLDER

     2.01 Denominations; Registered Holder. The Debentures are issuable only as registered Debentures without coupons in denominations of $1,000 and any integral multiple of $1,000. The Company and any paying agent may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not there shall be a default in payment of principal or interest hereunder and notwithstanding any notice of ownership or writing hereon made by anyone other than the Company), for the purpose of receiving payment hereof or on account hereof or interest hereon and for all other purposes, and neither the Company nor any paying agent shall be affected by any notice to the contrary, other than proper registration of an exchange or a transfer.

ARTICLE THREE
EXCHANGE

     3.01 Exchange. The Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations. Debentures to be exchanged shall be surrendered at the principal office of the Company in Houston, Texas, and the Company shall execute and deliver in exchange therefor the Debentures which the Debentureholder making the exchange shall be entitled to receive.

ARTICLE FOUR
RESTRICTIONS ON TRANSFER

     4.01 Restrictions on Transfer. THE HOLDER HEREOF MAY NOT SELL, ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THIS DEBENTURE EXCEPT BY (I) WILL OR THE LAWS OF DESCENT AND DISTRIBUTION OR (ii) A PLEDGE OF THIS DEBENTURE TO A LENDER AS SECURITY FOR LOANS TO PROVIDE ALL OR A PART OF THE FINANCING TO PURCHASE THIS DEBENTURE. THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT. NO TRANSFER OF THIS DEBENTURE (OR OF THE SERIES A PREFERRED STOCK INTO WHICH THIS DEBENTURE MAY BE CONVERTIBLE OR OF THE COMMON STOCK INTO WHICH SUCH SERIES A PREFERRED STOCK MAY BE CONVERTIBLE) SHALL BE PERMITTED UNTIL THE TRANSFEROR SHALL HAVE COMPLIED WITH ALL RESTRICTIONS ON TRANSFER SET FORTH HEREIN AND SUCH SECURITIES HAVE BEEN REGISTERED UNDER SUCH ACTS OR UNTIL THE COMPANY SHALL HAVE RECEIVED A FAVORABLE OPINION FROM THE COMPANY’S LEGAL COUNSEL, OR FROM LEGAL COUNSEL ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACT. If this Debenture shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of otherwise than in accordance herewith, such sale, assignment, transfer, pledge, hypothecation or other disposition shall be void, and the Company and any Debenture registrar shall not register any such sale, assignment, transfer, pledge, hypothecation or other disposition.

     Subject to the restrictions on transfer set forth herein, upon due presentment for registration of transfer of any Debenture at the principal office of the Company in Houston, Texas, the Company shall register and execute and deliver in the name of the transferee or transferees a new Debenture or Debentures for a like aggregate principal amount of authorized denominations.

     All Debentures presented or surrendered for exchange, registration of transfer, redemption, conversion or payment shall (if so required by the Company) be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     4.02 Pledges; Estates. The holder of this Debenture may pledge or hypothecate such Debenture as security for loans to provide all or part of the financing to purchase such Debenture, and shall provide the Company with advance written notice thereof, all in accordance with Section 3.04 of the Plan. The duly authorized representative of the estate of a deceased Debentureholder may request that a Debenture held in such state be registered in the name of the person or persons to whom such Debenture passed by will or the laws of intestate succession; provided that such representative shall have supplied proof satisfactory to the Company of his authority and of any other matters which the Company may deem relevant. A person who has foreclosed on a pledge or hypothecation of a Debenture made in compliance herewith may request that such

Debenture be registered in the name of such person. The provisions of this Section 4.02 shall be subject to the provisions of Section 4.01.

ARTICLE FIVE
REDEMPTION

     5.01 Redemption and Redemption Price. In its discretion, the Company may redeem this Debenture (an “elective redemption”) in accordance with the provisions of this Article and the first sentence of Section 3.5 of the Plan. The Company shall redeem this Debenture as required pursuant to the second sentence of Section 3.5 of the Plan. Any redemption by the Company of this Debenture shall be at a redemption price equal to the face amount of this Debenture, together with interest hereon to the date fixed for redemption (the “redemption price”).

     5.02 Notice of Redemption. If the Company shall desire to effect an elective redemption of this Debenture, it shall give at least five (5) days prior written notice of such redemption to the holder of this Debenture. In the case of a redemption pursuant to the second sentence of Section 3.5 of the Plan, no notice of redemption need be given by the Company.

     Each notice of an elective redemption shall specify the date fixed for redemption, shall state that the redemption price will be paid upon presentation and surrender of this Debenture to the Company at its principal office in Houston, Texas, shall state that on and after such date interest hereon shall cease to accrue and shall state, if applicable, the conversion price, the date on which the right to convert the Debenture will terminate and the place or places where such Debenture may be surrendered for conversion. If the giving of notice of an elective redemption shall have been completed as above provided, this Debenture shall become due and payable on the date fixed for redemption at the redemption price, and on and after such date fixed for redemption (unless the Company shall default in the payment of this Debenture at the redemption price) interest on this Debenture shall cease to accrue. In the case of redemption other than an elective redemption, this Debenture shall become due and payable on the next Interest Payment Date after termination of the conversion privilege with respect to this Debenture, which next Interest Payment Date shall be the “date fixed for redemption” with respect to such redemption. On presentation and surrender of this Debenture to the Company at its principal office in Houston, Texas, this Debenture shall be paid and redeemed by the Company at the redemption price.

     If any Debenture called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the date fixed for redemption at the Interest Rate in effect from time to time.

ARTICLE SIX
CONVERSION

     6.01 Conversion Privilege and Conversion Price. Subject to and upon compliance with the provisions of this article and the Plan, at the option of the holder hereof, the holder may convert portions of the Debenture into fully paid and nonassessable shares of Series A Preferred Stock (the “Related Stock”) of the Company, at a conversion price of $1,000 per share of Related Stock according to this schedule: (i) after one year from the date of the

Debenture but prior to the close of business on the Due Date (as defined in the Plan) hereof, $         or any portion of the principal amount hereof which is $1,000 or an integral multiple of $1,000 up to a maximum of $          ; (ii) after two years from the date of the Debenture but prior to the close of business on the Due Date, an additional $        or any portion of the principal amount hereof which is $1,000 or an integral multiple of $1,000 up to a maximum of $          ; (iii) after three years from the date of the Debenture but prior to the close of business on the Due Date hereof, an additional $        or any portion of the principal amount hereof which is $1,000 or an integral multiple of $1,000 up to a maximum of $ ; and (iv) after four years from the date of the Debenture but prior to the close of business on the Due Date hereof, an additional $         or any portion of the principal amount hereof which is $1,000 or an integral multiple of $1,000 up to a maximum of $         , provided in all of the foregoing cases that the conversion privilege associated with this Debenture has not terminated or become non-exercisable pursuant to the provisions of this Debenture or Section 3.3 of the Plan. Notwithstanding the foregoing, the ability of the Debenture to be converted shall cease with respect to any portion of the Debenture that has been pledged to secure a loan while pledged or in the event the pledge of such portion of the Debenture is foreclosed on.

     Anything herein to the contrary notwithstanding, if at any time the Board of Directors of the Company determines, in its discretion, that the listing, registration or qualification upon any securities exchange or under any state or federal law of Related Stock or of Common Stock into which such Related Stock is convertible, or that the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue of such shares, (i) the Company will in good faith and at its own expense endeavor to secure such listing, registration, qualification, consent or approval as promptly as practicable, and (ii) the conversion privilege of this Debenture may not be exercised in whole or in part until such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Board of Directors. Suspension of the right to exercise the conversion privilege shall not reduce any other rights under this Debenture. In case of any such suspension of the conversion privilege, the Company shall promptly notify the holder hereof of such suspension and the reason therefor. Upon termination of any such suspension, the Company shall promptly notify the holder hereof of such termination.

     6.02 Exercise of Conversion Privilege. In order to exercise the conversion privilege with respect to this Debenture, the holder of this Debenture shall surrender such Debenture, duly endorsed or assigned to the Company or in blank, at the principal place of business of the Company in Houston, Texas, accompanied by written notice to the Company at such office that the holder elects to convert such Debenture or, if less than the entire principal amount hereof is to be converted, the portion hereof to be converted. No partial conversion will be permitted if, following conversion, the remaining principal amount of the Debenture would be less than $1,000.

     This Debenture shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Debenture for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of this Debenture as a holder shall cease, and the person entitled to receive the Related Stock issuable upon conversion shall be treated for all purposes as the record holder of such Related Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Related Stock issuable upon conversion.

     Interest will accrue on this Debenture through the day immediately preceding the date of conversion and will be paid to the holder of the Debenture when his shares of Related Stock are delivered. The foregoing sentence shall apply only to the converted portion of a Debenture converted in part only.

     If this Debenture is converted in part only, upon such conversion the Company shall execute and deliver to the holder hereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Debenture.

     6.03 Company to Reserve Preferred Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Related Stock, for the purpose of effecting the conversion of Debentures, the full number of shares of Related Stock then issuable upon the conversion of all outstanding Debentures. The Company covenants that all shares of Related Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable.

     6.04 Notice of Certain Corporate Action. In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Related Stock or its Common Stock payable otherwise than in cash out of its earned surplus; or

          (b) the Company shall authorize the granting to all holders of its Related Stock or its Common Stock of rights or warrants to subscribe for or purchase for periods ending within 180 days any shares of capital stock of any class or of any other rights; or

          (c) of any capital reorganization, reclassification or recapitalization of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of any sale of all or substantially all of the assets of the Company; or

          (d) of any voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the holder of this Debenture at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable Record Date or Effective Date, as defined herein, a notice stating (I) the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or right (the “Record Date”), or, if a record is not to be taken, the date as of which the holders of its Related Stock or Common Stock, as the case may be, which are to be entitled to such dividend, distribution or right are to be determined, or (ii) the date or expected date on which such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up is to take place (the “Effective Date”) and the date as of which it is expected that record holders of Related Stock or Common Stock, as the case may be, shall be entitled to exchange their shares of Related Stock or Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up. Failure to give notice or any defect therein shall not affect the legality or validity of any such action requiring such notice, or the vote on any such action.

     6.05 Provisions in Case of Consolidation, Merger or Sale of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and in which no change is made in the outstanding Related Stock or Common Stock of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, the corporation formed by such consolidation or the corporation resulting from such merger or the person which shall have acquired such assets, as the case may be, shall expressly assume the Company’s obligations under this Debenture, which assumption shall provide that the holder of each Debenture then outstanding shall have the right thereafter (until the expiration of the conversion right of such Debenture) to convert such Debenture at the time or times originally set forth in such Debenture into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or transfer (I) if any shares of Related Stock were outstanding immediately prior to such consolidation, merger, sale or transfer, by a holder of the number of shares of Related Stock into which such Debenture might have been converted immediately prior to such consolidation, merger, sale or transfer, or (ii) if no shares of Related Stock were outstanding immediately prior to such consolidation, merger, sale or transfer, by a holder of the number of shares of Common Stock of the Company into which the Related Stock issuable upon conversion of such Debenture might have been converted immediately prior to such consolidation, merger, sale or transfer, in both cases had such Debenture been convertible into Related Stock immediately prior to such consolidation, merger, sale or transfer. Such express assumption shall also provide for adjustments which, for events subsequent to the effective date of such assumption, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 4 of the Related Stock. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

ARTICLE SEVEN
SUBORDINATION

     7.01 Agreement of Subordination. The Company covenants and agrees, and each holder of this Debenture by his acceptance hereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article; and each person holding any Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

     All Debentures issued pursuant to the Plan shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness.

     As used herein, “Senior Indebtedness” means (i) any indebtedness or guarantee of the Company for money borrowed (other than any debentures issued pursuant to the Plan), whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any deferred obligation or guarantee thereof of the Company for the payment of the price of property or assets, and (iii) any obligation of the Company, as lessee or guarantor, to pay rent under a lease of real or personal property, which obligation, in the judgment of the independent public accountants of the Company, is required to be capitalized on a balance sheet of the lessee or guarantor in accordance with generally accepted accounting principles; whether any such indebtedness, guarantee or obligation is outstanding on the date of execution of this Debenture or thereafter created, assumed or incurred, together with any amendments, renewals, extensions or refundings of any such indebtedness, guarantee or obligation, unless in any instrument or instruments evidencing or securing such indebtedness, guarantee or obligation or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding it is provided that such indebtedness, guarantee or obligation is not superior in right of payment to this Debenture. Senior Indebtedness shall not, however, include indebtedness incurred in connection with the purchase of materials or services in the ordinary course of business, indebtedness representing amounts recorded as accounts payable on the books of the Company or indebtedness representing money borrowed by the Company from a subsidiary.

     7.02 Payments to Holders of Debentures. No payment shall be made by the Company on account of principal of or interest on the Debentures or on account of the purchase or other acquisition of Debentures, if there shall have occurred a default in any payment with respect to any Senior Indebtedness, or if there shall have occurred an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, or if such payment in respect of the Debentures would itself constitute such an event of default, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist.

     Upon any acceleration of the principal of the Debentures or any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in money or money’s worth, or payment thereof provided for, before any payment is made on account of the principal of or interest on the Debentures; and upon any such dissolution or winding up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures would be entitled except for the provisions of this Article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Debentures.

     If, notwithstanding the foregoing, any payment by or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the holders of the Debentures before all Senior Indebtedness is paid in full in money or money’s worth, or provision is made for such payment, such payment or distribution shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness (but subject to the power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred in this Article upon the Senior Indebtedness and the holders thereof with respect to the Debentures or the holders thereof, by a lawful plan of reorganization or readjustment under applicable bankruptcy law).

     The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Ten shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Ten.

     The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the obligations of the holders of the Debentures thereunder to the holders of Senior Indebtedness: (I) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other person.

     7.03 Subrogation of Debentures. Subject to the payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the holders of the Debentures would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by holders of the Debentures, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

     Nothing contained in this Article or elsewhere in the Plan or in this Debenture is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article, the holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     7.04 Authorization by Holders of Debentures. Each holder of a Debenture by his acceptance thereof authorizes and directs the Company on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holder of the Debenture and the holders of Senior Indebtedness, the subordination provided in this Article and appoints the Company his attorney-in-fact for any and all such purposes.

     7.05 Notices to Holders of Debentures and Senior Indebtedness Holders. The Company shall give prompt written notice to the holders of the Debentures of any fact known to the Company which would prohibit the making of any payment of moneys to such holders in respect of the Debentures pursuant to the provision of this Article.

     The Company agrees that if any default shall occur with respect to any Senior Indebtedness, which default permits the holders of such Senior Indebtedness to accelerate the maturity thereof, the Company will give prompt notice in writing of such happening to all known holders of Senior Indebtedness and shall certify to each such holder the names of the holders of all Debentures issued pursuant to the Plan.

     7.06 No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants hereof or of the Plan, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

ARTICLE EIGHT
COVENANTS

     8.01 Payment of Principal and Interest. The Company will duly and punctually pay the principal of and interest on the Debentures in accordance with the terms hereof.

     8.02. Money for Debenture Payments to Be Held in Trust. The Company will, on or before each due date of the principal of or interest on any of the Debentures, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided.

     Any money then held by the Company in trust for the payment of the principal of or interest on any Debenture and remaining unclaimed for three years after such principal or interest has become due and payable shall be discharged from such trust; and the holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Company as trustee thereof, shall thereupon cease.

     8.03 Corporate Existence. Subject to Article Ten, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

     8.04 Amendment of Preferred Stock. Subject to Article Ten, the Company agrees (i) to take no action to alter or amend the terms of the Related Stock prior to its issuance unless such alteration or amendment shall have been approved in writing by the holders of not less than 66-2/3% of the aggregate principal amount of the Debentures at the time outstanding, (ii) to take no action to amend its charter in any way which would adversely affect the conversion rights of the Related Stock unless such amendment shall have been approved in writing by the holders of all shares of Related Stock at the time outstanding and by the holders of all of the aggregate principal amount of the Debentures at the time outstanding, and (iii) to issue the Related Stock only upon conversion of the Debentures.

ARTICLE NINE
REMEDIES

     9.01 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Seven or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	default in the payment of any interest upon any Debenture when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)	default in the payment of the principal of any Debenture when the same shall have become due and payable; or

(3)	default in the performance, or breach, of any covenant or warranty of the Company contained herein (other than a covenant or warranty a default in the performance of which or a breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the holders of at least 10% in principal amount of the outstanding Debentures a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder; or

(4)	an event of default as defined in any one or more mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether such indebtedness now exists or shall hereafter be created, which event of default shall have resulted in an amount of such indebtedness in an aggregate amount of $30,000,000 or more becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the holders of at least 10% in principal amount of the outstanding Debentures a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

(5)	the entry, without the consent of the Company, by a court having jurisdiction in the premises, of an order for relief with respect to the Company under the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., or any successor statute thereto (the “Bankruptcy Code”) or of a judgment, order or decree adjudging the Company a bankrupt or insolvent, or entry of an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or applicable state insolvency law and the continuance of any such judgment, order or decree unstayed and in effect for a period of 90 consecutive days; or

(6)	the institution by the Company of proceedings for entry of an order for relief with respect to the Company under the Bankruptcy Code or for an adjudication of insolvency, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition seeking, or the seeking or consenting to reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable state law, or the consenting by the Company to the filing of such petition or to the appointment of a receiver, custodian, liquidation, assignee, trustee, sequestrator or similar official (other than a custodian pursuant to 8 Delaware Code §226 or any similar statute under other state laws) of the Company or of substantially all of its property, or the making by the Company of a general assignment for the Benefit of creditors as recognized under the Bankruptcy Code.

     9.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case the holders of not less than 25% in principal amount of the outstanding Debentures may declare the principal of all the Debentures to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debentures, by written notice to the Company, may rescind and annul such declaration and its consequences if

     (1) the Company has paid

(A)	All overdue installments of interest on all Debentures,

(B)	the principal of any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate then borne by the Debentures, and

(C)	to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate then borne by the Debentures.

and

(2)	all Events of Default, other than the nonpayment of the principal of Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.06.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     9.03 Restoration of Rights and Remedies. If any holder has instituted any proceeding to enforce any right or remedy hereunder and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such holder, then and in every such case, subject to any determination in such proceeding, the Company and the holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the holders shall continue as though no such proceeding had been instituted.

     9.04 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     9.05 Delay or Omission Not Waiver. No delay or omission of any holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the holders may be exercised from time to time, and as often as may be deemed expedient, by the holders.

     9.06 Waiver of Past Defaults. The holders of not less than a majority in principal amount of the outstanding Debentures may on behalf of the holders of all the Debentures waive any past default hereunder and its consequences, except a default in the payment of the principal of or interest on any Debenture.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose hereof; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

ARTICLE TEN
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     10.01 Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(1)	the corporation formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall adopt the Plan and expressly assume, by an assumption agreement, the due and punctual payment of the principal of and interest on all the Debentures and performance of every covenant herein on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 6.05; and

(2)	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

     10.02 Successor Corporation Substituted. Upon any consolidation or merger by the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 10.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Debenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants hereunder.

ARTICLE ELEVEN
AMENDMENTS

     11.01 Without Consent of Holders. This Debenture may be amended by the Company without the consent of the holder hereof:

(1)	to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein;

(2)	to add to the covenants of the Company for the benefit of holders or to surrender any right or power conferred herein upon the Company;

(3)	to make provision with respect to the conversion rights of holders pursuant to the requirements of Section 6.04;

(4)	to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising hereunder;

(5)	to modify this Debenture to qualify the resulting instrument as an indenture under the Trust Indenture Act of 1939, as amended, including but not limited to the modification of this Debenture to make provisions for inclusion and issuance of additional debentures, and for an indenture trustee, a registrar, a paying agent, and such other matters as are normally included in an indenture qualified under the Trust Indenture Act of 1939, as amended; or

(6)	to reflect any amendment, suspension or termination of the Plan; provided, in each case, that no such amendment may, without the consent of the holder hereof, terminate this Debenture or adversely affect such holder’s rights under this Debenture in any material respect.

     The Company shall promptly give written notice of any such amendment to the holder hereof.

     11.02 Amendment or Waiver with Consent of Majority of Holders. With the written consent of the Company and of the holder or holders of at least 51% in aggregate principal amount of all outstanding Debentures, any covenant, agreement or condition contained in the Debentures may be waived (either generally or in a particular instance and either retroactively or prospectively), or such holder or holders and the Company may from time to time enter into agreements for the purpose of amending any covenant, agreement, or condition in the Debentures or changing in any manner the rights of the holders of the Debentures or of the Company; provided that

(a)	no such amendment or waiver shall (I) change the fixed maturity of the principal of the Debentures or change the rate or extend the time of payment of interest thereon, or change the amount of principal thereof, or modify any of the provisions of the Debentures with respect to the payment thereof without the consent of the holder of each Debenture so affected, (ii) change the conversion price at which Debentures can be converted into Related Stock of the Company pursuant to Section 6.01 hereof, or (iii) reduce the percentage of holders of Debentures required to approve any such amendment or effectuate any such waiver, without the consent of the holders of all of the outstanding Debentures; and

(b)	no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon; and

(c)	no such amendment or waiver may cause the Plan to fail to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor thereto as then in effect.

     11.03 Binding Effect. Any waiver or amendment described in Sections 11.01 and 11.02 above shall apply equally to all the holders of the Debentures and shall be binding upon them, upon each future holder of any Debenture and upon the Company, whether or not such Debenture shall have been marked to indicate such amendment or waiver, but any Debenture issued thereafter shall bear a notation referring to any such amendment or continuing waiver.

ARTICLE TWELVE
MISCELLANEOUS

     12.01 Notices. Any notice, request, demand, authorization, direction, consent, waiver or other document provided or permitted hereunder shall be deemed to be made upon, given, furnished or filed if in writing and mailed, first class postage prepaid:

     If to the Company, to:

Rowan Companies, Inc.

5450 Transco Tower Building
2800 Post Oak Boulevard
Houston, Texas 77056-6196
Attention: Office of the General Counsel

     If to the holder, at his address as it appears in the Company’s books and records.

     The Company or any holder may change such address by giving written notice of such change to the other as provided in this Section 12.01.

     12.02 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     12.03 Successors and Assigns. All covenants and agreements in this Debenture by the Company shall bind its successors and assigns, whether so expressed or not.

     12.04 Separability Clause. In case any provision in this Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     12.05 Benefits of Debenture. Nothing in this Debenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim hereunder.

     12.06 Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of Texas. The courts in Harris County, Texas shall be the exclusive venue for any dispute regarding the Plan, the Debenture or the Subscription Agreement.

     12.07 Legal Holidays. In any case where any Interest Payment Date, other payment date or the last date on which a holder has the right to convert his Debenture shall not be a business day, then (notwithstanding any other provision of this Debenture) payment of interest or principal or conversion of this Debenture need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the Interest Payment Date, other payment date or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, or other payment date, as the case may be.

     12.08 Recourse. No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Plan or the Subscription Agreement or any instrument amendatory thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or otherwise, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every holder or owner hereof.

     12.09 Mutilated, Destroyed, Lost and Stolen Debentures. If any mutilated Debenture is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company (I) evidence to its satisfaction of the destruction, loss or theft of any Debenture and (ii) such security or indemnity as may be required by it to save it and any agent harmless, then, in the absence of notice to the Company that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

     Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

     Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the

Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

     Interest Rate Limitation. Each provision in this Debenture is expressly limited so that in no event whatsoever shall the amount paid or otherwise agreed to be paid by the Company for the use, forbearance or detention of the money to be loaned under this Debenture exceed that amount of money which would cause the effective rate of interest to exceed the highest lawful rate of interest that may be charged under applicable law (the “Highest Lawful Rate”), and all amounts owed under this Debenture shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Debenture shall in no event exceed an amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Notwithstanding any provision in this Debenture to the contrary, if the maturity of this Debenture is accelerated for any reason or in the event of prepayment of all or any portion of the obligations owing in respect hereof by the Company, earned interest on such obligations of the Company may never exceed the maximum amount permitted by applicable law, and any unearned interest otherwise payable under this Debenture that is in excess of the maximum amount permitted by applicable law shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the principal of this Debenture or, if the principal of this Debenture has been paid in full, refunded to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the Highest Lawful Rate, the Company and the holder hereof shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Debenture, all interest at any time contracted for, charged or received in connection with this Debenture.

     IN WITNESS WHEREOF, ROWAN COMPANIES, INC. has caused this Debenture to be executed in its name by its hereunto duly authorized President or Vice President and its corporate seal to be affixed hereunto, and to be attested by its hereunto duly authorized Secretary or Assistant Secretary.

Dated:     , 200

ROWAN COMPANIES, INC.
By:
(SEAL)		Senior Vice President

ATTEST:

Secretary